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                                                                    Exhibit 21.0

                       List of Subsidiaries of the Company

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Subsidiaries                                           Shareholders                                  Ownership %
------------                                           ------------                                  ------------
Business Objects Australia Pty Ltd..................    Business Objects S.A.                              100%
Business Objects Asia Pacific Ptd Ltd...............    Business Objects S.A.                              100%
Business Objects Holding B.V........................    Business Objects S.A.                              100%
Business Objects Nihon B.V.k........................    Business Objects Holding B.V                       100%
Business Objects Nederland B.V......................    Business Objects Holding B.V                       100%
Business Objects Japan KK...........................    Business Objects S.A.                              100%
Business Objects BeLux S.A./N.V.....................    Business Objects S.A.                            99.96%
Business Objects Deutschland GmbH....................   Business Objects S.A.                              100%
Business Objects Espana S.L.........................    Business Objects S.A.                            99.98%
Business Objects Italia S.p.A........................   Business Objects S.A.                              100%
Business Objects Nordic A.B..........................   Business Objects S.A.                              100%
Business Objects Suisse S.A..........................   Business Objects S.A.                              100%
Business Objects (U.K.) Ltd..........................   Business Objects S.A.                              100%
Business Objects Americas, Inc.......................   Business Objects S.A.                              100%
Business Objects Canada, Inc.........................   Business Objects S.A.                              100%
Ithena, Inc..........................................   Business Objects Americas, Inc                     100%
Ithena U.K. Ltd......................................   Ithena, Inc                                        100%
Set Analyzer Ltd.....................................   Business Objects Americas, Inc                     100%
Business Objects Holding, Inc........................   Business Objects Americas, Inc                     100%
Business Objects Canada Co...........................   Business Objects Holding, Inc                      100%
e-reportfolio.com S.A./N.V...........................   Business Objects Holding B.V.                       51%
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